Exhibit 99.1

TPTX, Inc.

Consolidated Financial Statements

Years Ended December 31, 2003, 2004 and 2005

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

TPTX, Inc.

We have audited the accompanying consolidated balance sheets of  TPTX, Inc. (formerly known as TorreyPines Therapeutics, Inc.) (the “Company”) as of December 31, 2004 and 2005, and the related consolidated statements of operations, and stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TPTX, Inc. at December 31, 2004 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

San Diego, California

  March 24, 2006

TPTX, INC.

Consolidated Balance Sheets

	December 31,
	2004	2005
Assets
Current assets
Cash and cash equivalents	$27,628,706	$28,756,888
Prepaid expenses and other current assets	260,077	666,738

Total current assets	27,888,783	29,423,626

Property and equipment, net	1,646,448	1,300,566
Restricted cash	350,000	350,000
Other assets	2,447	29,543

Total assets	$29,887,678	$31,103,735

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued liabilities	$1,861,745	$3,641,151
Long-term debt, current portion	1,670,080	976,338

Total current liabilities	3,531,825	4,617,489

Long-term debt, net of current portion	590,514	3,826,188
Deferred revenue	562,500	8,983,333

Commitments

Preferred Stock Series A, $0.01 par value, 8,871,724 shares authorized, 8,794,800 shares issued and outstanding at both December 31, 2004 and 2005, liquidation preference of $10,998,430 at December 31, 2005	10,344,951	10,979,671
Preferred Stock Series B, $0.01 par value, 12,816,828 shares authorized, 12,736,828 shares issued and outstanding at both December 31, 2004 and 2005, liquidation preference of $23,958,782 at December 31, 2005	22,564,041	23,935,379
Preferred Stock Series C, $0.01 par value, 23,611,448 shares authorized, 23,220,199 shares issued and outstanding at both December 31, 2004 and 2005, liquidation preference of $37,565,622 at December 31, 2005	34,674,756	37,103,076

Stockholders’ deficit
Common stock, $0.01 par value, 55,700,000 shares authorized, 3,102,616 and 3,296,261 shares issued and outstanding at December 31, 2004 and 2005, respectively	31,026	32,962
Additional paid-in capital	438,158	687,174
Accumulated other comprehensive income (loss)	23,816	(211,246)
Accumulated deficit	(42,873,909)	(58,850,291)

Total stockholders’ deficit	(42,380,909)	(58,341,401)

Total liabilities and stockholders’ deficit	$29,887,678	$31,103,735

See accompanying notes.

TPTX, INC.

Consolidated Statements of Operations

	Years Ended December 31,
	2003	2004	2005

Revenue
License and option fees	$997,500	$750,000	$5,179,167
Research funding	2,646,000	2,801,025	2,787,500

Total revenue	3,643,500	3,551,025	7,966,667

Operating expenses
Research and development	14,728,562	11,372,772	17,314,265
General and administrative	1,626,815	2,397,860	2,582,631
Stock-based compensation	8,250	7,181	8,074

Total operating expenses	16,363,627	13,777,813	19,904,970

Loss from operations	(12,720,127)	(10,226,788)	(11,938,303)

Other income (expense)
Interest income	129,949	169,666	774,221
Interest expense	(512,791)	(294,842)	(289,869)
Loss on asset disposal	—	(3,941)	(88,053)

Total other income (expense)	(382,842)	(129,117)	396,299

Net loss	(13,102,969)	(10,355,905)	(11,542,004)

Dividends and accretion to redemption value of redeemable convertible preferred stock	(1,870,119)	(2,592,816)	(4,434,378)

Net loss attributable to common stockholders	$(14,973,088)	$(12,948,721)	$(15,976,382)

Basic and diluted net loss per share attributable to common stockholders	$(4.95)	$(4.22)	$(4.98)

Weighted average shares used in the computation of basic and diluted net loss per share attributable to common stockholders	3,022,222	3,067,283	3,205,593

See accompanying notes.

TPTX, INC.

Consolidated Statements of Stockholders’ Deficit

Years Ended December 31, 2003, 2004 and 2005

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit

Balance at December 31, 2002	3,010,222	$30,102	$61,480	$(14,952,100)	$—	$(14,860,518)

Issuance of common stock for exercise of options	25,728	257	3,311	—	—	3,568
Warrants issued in conjunction with Series B preferred stock and related beneficial conversion feature	—	—	268,282	—	—	268,282
Warrant issued in conjunction with debt	—	—	81,600	—	—	81,600
Dividends accrued on preferred stock	—	—	—	(1,821,163)	—	(1,821,163)
Accrete redeemable convertible preferred stock to redemption value	—	—	—	(48,956)	—	(48,956)

Compensation related to consultant stock options	—	—	8,250	—	—	8,250
Net loss and comprehensive net loss	—	—	—	(13,102,969)	—	(13,102,969)

Balance at December 31, 2003	3,035,950	30,359	422,923	(29,925,188)	—	(29,471,906)

Issuance of common stock for exercise of options	66,666	667	8,054	—	—	8,721

Reversal of dividends on Series B exchange shares	—	—	—	272,475	—	272,475
Dividends accrued on preferred stock	—	—	—	(2,678,565)	—	(2,678,565)
Accrete redeemable convertible preferred stock to redemption value	—	—	—	(186,726)	—	(186,726)

Compensation related to consultant stock options	—	—	7,181	—	—	7,181
Net loss	—	—	—	(10,355,905)	—	(10,355,905)
Foreign currency translation adjustments	—	—	—	—	23,816	23,816

Comprehensive net loss	—	—	—	—	—	(10,332,089)

Balance at December 31, 2004	3,102,616	31,026	438,158	(42,873,909)	23,816	(42,380,909)

Issuance of common stock for exercise of options	193,645	1,936	28,277	—		30,213
Dividends accrued on preferred stock	—	—	—	(4,105,066)	—	(4,105,066)
Accrete redeemable convertible preferred stock to redemption value	—	—	—	(329,312)	—	(329,312)
Warrant issued in conjunction with debt	—	—	212,665	—	—	212,665

Compensation related to consultant stock options	—	—	8,074	—	—	8,074
Net loss	—	—	—	(11,542,004)	—	(11,542,004)
Foreign currency translation adjustments	—	—	—	—	(235,062)	(235,062)

Comprehensive net loss	—	—	—	—	—	(11,777,066)

Balance at December 31, 2005	3,296,261	$32,962	$687,174	$(58,850,291)	$(211,246)	$(58,341,401)

See accompanying notes.

TPTX, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2004	2005
Operating activities
Net loss	$(13,102,969)	$(10,355,905)	$(11,542,004)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,070,020	1,158,596	959,387
Stock-based compensation	8,250	7,181	8,074
Amortization of debt discount	91,268	27,201	55,990
Deferred revenue	(943,500)	(851,025)	8,420,833
Loss on disposal of assets	—	3,941	88,053
Amortization of discount on short-term investments	19,418	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(69,693)	(51,148)	(407,408)
Other assets	49,505	385,705	(274,629)
Accounts payable and accrued liabilities	(11,113)	1,384,737	1,780,569

Net cash used in operating activities	(12,888,814)	(8,290,717)	(911,135)
Investing activities
Purchases of property and equipment	(244,841)	(53,570)	(701,559)
Purchases of short-term investments	(3,269,418)	—	—
Maturities of short-term investments	3,250,000	—	—

Net cash used in investing activities	(264,259)	(53,570)	(701,559)
Financing activities
Issuance of common stock	3,568	8,721	30,213
Issuance of preferred stock, net	4,968,261	29,185,098	—
Proceeds from long-term debt	3,845,984	—	5,000,000
Payments on long-term debt	(2,443,882)	(2,484,220)	(2,301,392)

Net cash provided by financing activities	6,373,931	26,709,599	2,728,821
Effect of exchange rate changes on cash	—	(29,944)	12,055

Net increase (decrease) in cash and cash equivalents	(6,779,142)	18,335,368	1,128,182
Cash and cash equivalents at beginning of year	16,072,480	9,293,338	27,628,706

Cash and cash equivalents at end of year	$9,293,338	$27,628,706	$28,756,888

Supplemental disclosure of cash flow information
Cash paid for interest	$364,551	$267,641	$233,879

Warrant issued in conjunction with debt	$81,600	$—	$212,665

Warrant issued in conjunction with Series B preferred stock and related beneficial conversion feature	$268,282	$—	$—

Series B preferred stock exchanged for Series C preferred stock	$—	$4,968,261	$—

Noncash purchases of property and equipment	$—	$—	$94,605

See accompanying notes.

TPTX, INC.

Notes to Consolidated Financial Statements

December 31, 2005

1. Organization and Summary of Significant Accounting Policies

Organization and Business

TPTX, Inc. (formerly known as TorreyPines Therapeutics, Inc.) (the “Company”) was incorporated in the state of Delaware on April 24, 2000 as Neurogenetics, Inc. In March 2005, the Company changed its name to TorreyPines Therapeutics, Inc. The Company is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat diseases and disorders of the central nervous system.

Since inception, and through December 31, 2005, the Company has incurred losses of $47,655,060, and has recorded accrued dividends and accretion of redeemable preferred stock of $11,195,231, for an accumulated deficit of $58,850,291.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of TPTX, Inc. and its wholly owned subsidiary located in Belgium. All significant intercompany accounts and transactions are eliminated in consolidation. The subsidiary is in the start-up phase and has not commenced formal operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less when purchased.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over three to five years, the estimated useful lives of the assets.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, cash equivalents, and accounts payable and accrued liabilities, are carried at cost which approximates fair value due to the relative short-term maturities of these instruments. Based on the borrowing rates currently available to the Company for debt with similar terms, management believes the fair value of the long-term debt approximates its carrying value.

Revenue Recognition

The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. The Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition , which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

Upfront amounts received as option fees and license fees under the Company’s alliance and collaboration agreements are classified as deferred revenue and recognized as revenue over the period of service or performance if such arrangements require ongoing services or performance. Amounts received for milestones will be recognized upon achievement of the milestone, unless the amounts received are creditable against royalties or the Company has ongoing performance obligations. Royalty revenue will be recognized upon sale of the related products, provided the royalty amounts are fixed and determinable, and collection of the related receivable is probable. Any amounts received prior to satisfying the revenue recognition criteria will be recorded as deferred revenue in the accompanying balance sheets.

Research and Development

Research and development costs are expensed as incurred.

Comprehensive Income or Loss

Statement of Financial Accounting Standards (“SFAS”) No. 130,Reporting Comprehensive Income, requires that all components of comprehensive income, including net income or loss and foreign currency translation adjustments, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss for the year ended December 31, 2003, did not differ from reported net loss. Comprehensive loss for the years ended December 31, 2004 and 2005, was $10,332,089 and $11,777,066, respectively.

Long-Lived Assets

In accordance with SFAS No. 144,Accounting for the Impairment or Disposal of Long-Lived Assets, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the fair value to the carrying value. There have been no indicators of impairment through December 31, 2005.

Stock-Based Compensation

The Company records compensation expense for employee stock-based compensation using their intrinsic value on the date of grant pursuant to Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees.  As permitted by SFAS No. 123, Accounting for Stock-Based Compensation,  the Company has elected to continue to apply the intrinsic value-based method of accounting prescribed in APB 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to, or in excess of, the fair value of the stock at the date of grant.

Stock options or stock awards issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services , are periodically remeasured and expensed over the related service period. For the years ended December 31, 2003, 2004 and 2005, the Company recorded $8,250, $7,181 and $8,074 in stock-based compensation expense, respectively.

Pro forma net loss information is required to be disclosed by SFAS No. 123 and SFAS No. 148,Accounting for Stock-Based Compensation—Transition and Disclosure,  and has been determined as if the Company has accounted for its employee stock options under the fair value method prescribed in SFAS No. 123. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 2003, 2004 and 2005: risk-free interest rate of 5.6%; dividend yield of 0%; expected volatility of 65%; and an expected life of the options of five years.

The following table illustrates the effect on net losses if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

	Year Ended December 31
	2003	2004	2005
Net loss	$(13,102,969)	$(10,355,905)	$(11,542,004)

Stock-based employee compensation expense determined under fair value method for all awards	(59,919)	(83,737)	(103,076)

Pro forma net loss	$(13,162,888)	$(10,439,642)	$(11,645,080)

Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Income Taxes

The Company accounts for income taxes and the related assets and liabilities in accordance with SFAS No. 109,Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Foreign Currency Translation and Transactions

The financial statements of the Company’s subsidiary in Belgium are measured using the Euro as the functional currency. Assets and liabilities of this subsidiary are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at the average monthly rate of exchange during the reporting period. Resulting remeasurement gains or losses are recognized as a component of other comprehensive income. Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains or losses, which are reflected in equity as unrealized gains or losses (based on period-end translations) or in income as realized gains or losses (based on settlement of the transaction). There were no realized gains or losses for the year ended December 31, 2005.

Net Loss per Share

The Company calculates net loss per share in accordance with SFAS No. 128,Earnings Per Share. Net loss per share is computed on the basis of the weighted-average number of common shares outstanding during the periods presented. Loss per share assuming dilution is computed on the basis of the weighted-average number of common shares outstanding and the dilutive effect of all common stock equivalents. Net loss per share attributable to common stockholders assuming dilution for the years ended December 31, 2003, 2004 and 2005 is equal to net loss per share attributable to common stockholders since the effect of common stock equivalents outstanding during the periods, including stock options, warrants and redeemable convertible preferred stock, is antidilutive.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004),Share Based Payment(“SFAS No. 123R”). This statement revises SFAS No. 123, Accounting for Stock-Based Compensation , supersedes APB 25, Accounting for Stock Issued to Employees , and amends SFAS No. 95, Statement of Cash Flows . Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options be recognized in the income statement based on their fair values. Pro forma disclosures are no longer an alternative.

SFAS No. 123R permits companies to adopt its requirements using either a “modified prospective” method or a “modified retrospective” method. The Company has not yet determined which method it will use to measure the fair value of employee stock options under the adoption for SFAS No. 123R. The new standard is effective for the Company in its fiscal year ending December 31, 2006.

The Company currently accounts for share-based payments to employees using the intrinsic value-based method of accounting prescribed in APB 25. As such, the Company does not recognize compensation expense for employee stock options granted with exercise prices equal to or greater than the fair value of the common stock on the date of the grant. Accordingly, the adoption of the fair value method required by SFAS No. 123R is expected to result in noncash charges which will increase reported operating expenses; however, it will have no impact on cash flows. The impact of adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the level of share-based payments granted in the future and the model the Company chooses to use.

2. Balance Sheet Account Details

Prepaid expenses and other current assets consists of the following:

	December 31,
	2004	2005
Prepaid expenses	$257,123	$485,086
Non trade receivables	2,504	159,111
Deposits	450	22,541

	$260,077	$666,738

Property and equipment consist of the following:

	December 31,
	2004	2005
Lab equipment	$4,016,745	$4,164,552
Computer equipment and software	913,191	1,023,114
Furniture and fixtures and office equipment	308,291	316,952

	5,238,227	5,504,618
Less accumulated depreciation	(3,591,779)	(4,204,052)

	$1,646,448	$1,300,566

Accounts payable and accrued liabilities consists of the following:

	December 31,
	2004	2005
Accounts payable	$1,362,572	$2,603,619
Accrued benefits	216,668	743,442
Accrued other	282,505	294,090

	$1,861,745	$3,641,151

3. Significant Agreements

Eisai Co., Ltd.

In March 2001, the Company signed an alliance agreement with Eisai Co., Ltd. (“Eisai”), under which the Company granted to Eisai an exclusive right to negotiate the terms and conditions to license, collaborate, form alliances and/or partnerships and/or all other forms of utilization of certain intellectual property of the Company. In addition, the Company had the obligation to provide Eisai the first right of refusal on the licensing of any intellectual property through March 2003, and was required to provide Eisai with quarterly reports related to activities under the project and allow access to its premises to employees of Eisai to observe activities on the project. In exchange for these rights, the Company received a total of $6,030,000 under the agreement. This alliance agreement expired in March 2003.

In October 2002, the Company signed a collaboration agreement with Eisai pursuant to the March 2001 alliance agreement. Under this collaboration, the Company granted to Eisai a first negotiation right to license, collaborate, form alliances and/or partnerships and/or all other forms of utilization of certain intellectual property of the Company. In exchange for these rights, the Company received a total of $10,350,000 under the agreement. This collaboration agreement expired in September 2005.

In February 2005, the Company entered into a collaboration agreement with Eisai. Under this agreement, Eisai will have exclusive rights of first negotiation and refusal for validated compounds discovered through the research. The Company and Eisai may enter into drug development agreements involving certain validated compounds. In exchange for these rights, the Company has received $10,000,000 under the agreement. This collaboration agreement expires in February 2007.

In October 2005, the Company signed a collaboration agreement with Eisai. Under this agreement, Eisai will have exclusive rights of first negotiation and refusal for gene targets discovered and validated through the research. The Company and Eisai may enter into drug development agreements involving the gene targets. In exchange for these rights, the Company has received $4,362,500 under the agreement as of December 31, 2005. This collaboration agreement expires in September 2007.

The upfront payments for all agreements are being recognized as revenue on a straight-line basis over the term of each agreement. Revenue associated with the full-time employees committed by the Company to the project is recognized as research efforts are expended.

The Company has recognized revenue of $3,643,500, $3,551,025 and $7,966,667 for each year ended December 31, 2003, 2004 and 2005, respectively, and has deferred $562,500 and $8,983,333 related to option fees and research funding received but not earned as of December 31, 2004 and 2005, respectively.

Eli Lilly and Company

In April 2003, the Company signed a license agreement with Eli Lilly and Company (“Lilly”). Under the agreement, the Company paid Lilly a $6,000,000 license payment in 2003 which has been expensed, as the future benefit of the licensed technology is uncertain. The Company is also subject to certain milestone and royalty payments as specified in the agreement. As of December 31, 2005, no milestones have been achieved.

Life Science Research Israel, Ltd.

In May 2004, the Company entered into a research and license agreement with Life Science Research Israel, Ltd. (“LSRI”). Under the agreement, the Company is required to make research funding payments to LSRI totaling $800,000 over a two-year period in equal quarterly installments. As of December 31, 2005, the Company had made payments totaling $700,000.

The Company is also subject to certain milestone and royalty payments as specified in the agreement. As of December 31, 2005, the Company had made payments totaling $250,000. The Company is required to make a payment of $150,000 on May 10, 2006.

4. Long-Term Debt

The Company’s notes payable to banks and financing companies represent loan and security agreements and are collateralized by all personal property of the Company, excluding intellectual property. Interest rates on the notes are expressed based on annual rates. Payments on the notes are due monthly.

	December 31,
	2004	2005
Various draws on note payable to financing company, bearing interest rates between 9% and 12%, due between March 2006 and July 2006 (“Note A”)	$718,060	$—
Note payable to bank, bearing an interest rate of prime rate plus 1.5%, due July 2006 (“Note B”)	1,583,333	—
Note payable to financing company, bearing an interest rate of 10.78%, with interest-only payments through April 2006, due April 2009 (“Note C”)	—	3,250,000
Note payable to bank, bearing an interest rate of 10.78%, with interest-only payments through April 2006, due April 2009 (“Note D”)	—	1,750,000

Total notes payable	2,301,393	5,000,000
Less unamortized discount	(40,799)	(197,474)

Total long-term debt	2,260,594	4,802,526
Less current portion	(1,670,080)	(976,338)

Non-current portion	$590,514	$3,826,188

In September 2005, the Company entered into Notes C and D that allowed the Company to borrow up to $10,000,000. As of December 31, 2005, the Company had borrowed $5,000,000. The Notes are payable in monthly installments with interest-only payments for six months followed by 36 monthly payments of principal and interest. The Company issued warrants to purchase 183,332 shares of Series C Redeemable Convertible Preferred stock at an exercise price of $1.50 per share. The warrants were valued using the Black-Scholes model (see Note 7). The fair value of the warrants ($212,665) was recorded as a debt discount and is being amortized as additional interest expense over the term of the loan. The warrant price and number of warrants is subject to change based on the stock price of a future financing.

Pursuant to the terms of the agreement, the Company is subject to a Material Adverse Change clause, which permits the holder of the note to call the balance if a Material Adverse Change occurs. A Material Adverse Change is defined as, (i) a material impairment in the perfection or priority of Lenders’ security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations. Through December 31, 2005, the Company has not had a Material Adverse Change.

In accordance with this loan and security agreement, the Company is subject to certain non-financial covenants. The Company was in compliance with all covenants at December 31, 2005.

Annual debt maturities at December 31, 2005, are as follows:

2006	$976,338
2007	1,601,943
2008	1,783,426
2009	638,293

5,000,000
Less unamortized debt discount	(197,474)

4,802,526
Less current portion	(976,338)

Total long-term debt	$3,826,188

5. Commitments

The Company leases its office and research facilities under a noncancelable operating sublease, which expires in February 2006. In addition, the Company signed a new lease which expires in 2009. Both leases require the Company to pay for all maintenance, insurance and property taxes.

Future minimum payments of all operating leases are as follows at December 31, 2005:

2006	$534,074
2007	611,362
2008	625,828
2009	104,842

Total minimum lease payments	$1,876,106

Rent expense for the years ended December 31, 2003, 2004 and 2005, was $667,364, $687,385 and $709,247, respectively.

In lieu of a security deposit on its original lease, the Company executed an $838,739 letter of credit in favor of the sublandlord in September 2000. In accordance with the letter of credit agreement, the Company is required to restrict cash equal to the amount of the letter of credit, which is currently held as a Treasury Bill and reflected as a long-term asset. The current letter of credit balance is $350,000 as of December 31, 2005.

In October 2005, the Company entered into a purchase agreement with a vendor. Under the agreement, the Company purchased lab equipment and supplies totaling $2,472,000. As of December 31, 2005, the Company is committed to buy $1,089,000 in lab supplies. In November 2005, the Company entered into an agreement with a vendor and is required to pay a $40,000 noncancelable deposit in January 2006.

6. Redeemable Convertible Preferred Stock

In September 2000, the Company issued 8,794,800 shares of Series A Redeemable Convertible Preferred Stock at $0.91 per share, for proceeds of $7,914,827, net of issuance costs of $85,173. This included the conversion of a bridge loan received in May 2000, plus accrued interest, in the aggregate amount of $404,419.

In June 2001, the Company issued 6,033,332 shares of Series B Redeemable Convertible Preferred Stock at $1.50 per share, for proceeds of $9,006,788, net of issuance costs of $43,210. In September 2002, the Company issued an additional 6,703,496 shares of the Series B Redeemable Convertible Preferred Stock at $1.50 per share for proceeds of $10,016,202, net of issuance costs of $39,042. In October 2003, the Company issued an additional 3,353,534 shares of the Series B Redeemable Convertible Preferred Stock at $1.50 per share for proceeds of $4,968,261, net of issuance costs of $62,038. The Company also issued warrants in conjunction with this stock issuance. The warrants were valued using the Black-Scholes model (see Note 7). The fair value of the warrants ($134,141) and the value of the related beneficial conversion feature ($134,141) were recorded as issuance costs and are being accreted over the redemption period. The total fair value of the warrants and the value of the related beneficial conversion feature is $268,282.

In September and November 2004, the Company issued 19,866,665 shares of Series C Redeemable Convertible Preferred Stock at $1.50 per share, for proceeds of $29,185,098, net of issuance costs of $614,899.

In September 2004, 3,353,534 shares of Series B Redeemable Convertible Preferred Stock were exchanged for 3,353,534 shares of Series C Redeemable Convertible Preferred Stock. As a result of the exchange, accrued dividends of $272,475 relating to these Series B shares were reversed. The remaining balance of the issuance costs and the remaining balance of the fair value of the warrants and the beneficial conversion feature are being accreted over the redemption period of the Series C Redeemable Convertible Preferred Stock.

The redeemable convertible preferred stock is convertible at the option of the holder on a one-for-one basis into shares of common stock. In addition, the redeemable convertible preferred stock will automatically convert into common shares upon the closing of an underwritten public offering of equity securities which results in gross proceeds of at least $40,000,000, at a per share price of not less than $4.50 per share. The holder of each share of redeemable convertible preferred stock is entitled to one vote for each share of common stock into which it would convert. On or after July 14, 2007, the holders of the redeemable convertible preferred stock may elect to have the Company redeem all or part of the shares at a price equal to the original issue price plus accrued and unpaid dividends.

The Company is increasing the carrying amount of the redeemable convertible preferred stock by periodic accretions related to offering costs and the fair value of the warrants and the related beneficial conversion feature, so that the carrying amount will equal the minimum redemption value on the earliest redemption date. Increases in the carrying amount of the redeemable convertible preferred stock are recorded as increases in the Company’s accumulated deficit.

Holders of the redeemable convertible preferred stock have parity with holders of common stock on an as-if converted basis for all dividends declared by the Board of Directors. Holders of the redeemable convertible preferred stock are entitled to cash dividends, which accrue at the rate of 6%

of the applicable original issue price per annum, compounded annually. The dividends are cumulative and payable when, and if declared by the Board of Directors.

In the event of liquidation, the holders of the redeemable convertible preferred stock receive a liquidation preference equal to the original issuance price plus accrued but unpaid dividends. The liquidation preference has priority over all distributions to common stockholders. After payment of the liquidation preference, all remaining assets from liquidation, if any, are to be distributed to the holders of the redeemable convertible preferred stock and the common stock according to the number of shares held.

7. Stockholders’ Deficit

Warrants

In July 2003, the Company issued warrants to purchase 80,000 shares of Series B Redeemable Convertible Preferred Stock at an exercise price of $1.50 per share in connection with the loan and security agreement. The warrants were valued using the Black-Scholes model assuming a risk-free interest rate of 5.6%, an expected dividend yield of 0%, expected volatility of 65% and an expected life of the warrants of seven years. The fair value of the warrants ($81,600) was recorded as debt discount and has been fully amortized as additional interest expense. The warrants expire on July 1, 2010.

In October 2003, the Company issued warrants to purchase 670,706 shares of common stock at an exercise price of $0.01 per share in connection with the issuance of the Series B Redeemable Convertible Preferred Stock. The warrants were valued using the Black-Scholes model assuming a risk-free interest rate of 5.6%, an expected dividend of 0%, expected volatility of 65% and an expected life of the warrants of ten years. The fair value of the warrants ($134,141) was recorded as a preferred stock issuance cost and is being accreted over the redemption period of the Series B Redeemable Convertible Preferred Stock. In conjunction with the issuance of the warrants, the Company recorded a beneficial conversion feature ($134,141), which is being accreted over the redemption period of the Series B Redeemable Convertible Preferred Stock. The total fair value of the warrants and the value of the related beneficial conversion feature is $268,282. The warrants expire on October 9, 2013. In September 2004, the shares of Series B Redeemable Convertible Preferred Stock related to these warrants were exchanged for shares of Series C Redeemable Convertible Preferred Stock. As a result of the exchange, the remaining balance of the fair value of the warrants and the beneficial conversion feature are being accreted over the redemption period of the Series C Redeemable Convertible Preferred Stock.

In September 2005, the Company issued warrants to purchase 183,332 shares of Series C Redeemable Convertible Preferred stock at an exercise price of $1.50 per share in connection with the loan and security agreement (see Note 4). The warrants were valued using the Black-Scholes model assuming a risk-free interest rate of 5.6%, a dividend yield of 0%, expected volatility of 65% and an expected life of the warrants of ten years. The fair value of the warrants ($212,665) was recorded as a debt discount and is being amortized as additional interest expense over the term of the loan. The warrant price and number of warrants is subject to change based on the stock price of a future financing. The warrants expire on the later date of September 26, 2015, or five years after the closing of the Company’s initial public offering.

As of December 31, 2005, no shares had been issued pursuant to the above described warrants.

Stock Options

Various employees, directors, and consultants have been granted options to purchase common shares under an equity incentive plan adopted in 2000. The plan provides for the grant of up to 5,995,000 stock options. Options granted under this plan generally expire no later than 10 years from the date of grant (five years for a 10% stockholder). Options generally vest and become fully exercisable over a period of four years. The exercise price of incentive stock options must be equal to at least the fair market value of the Company’s common stock on the date of grant, and the exercise price of nonstatutory stock options may be no less than 85% of the fair value of the Company’s common stock on the date of grant. The exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair value of the Company’s common stock on the date of grant.

The weighted-average fair value of options at the grant date during the years ended December 31, 2003, 2004 and 2005, were $0.12, $0.12 and $0.12, per share, respectively. At December 31, 2005, stock options to purchase 2,919,093 shares of common stock were vested and exercisable and 343,173 shares remain available for future grant under the 2000 Plan.

The following table summarizes the Company’s stock option activity and related information through December 31, 2005:

	Options Outstanding	Weighted-Average Exercise Price
Balance at December 31, 2002	3,004,060	$0.14
Granted	251,000	0.20
Exercised	(25,728)	0.14
Canceled	(251,397)	0.14

Balance at December 31, 2003	2,977,935	0.14
Granted	903,000	0.20
Exercised	(66,666)	0.14
Canceled	(29,542)	0.17

Balance at December 31, 2004	3,784,727	0.16
Granted	1,776,000	0.20
Exercised	(193,645)	0.16
Canceled	(95,355)	0.19

Balance at December 31, 2005	5,271,727	0.17

The weighted-average remaining contractual life of those options is 7.4 years as of December 31, 2005.

The following shares of common stock are reserved for future issuance at December 31, 2005:

Conversion of redeemable convertible preferred stock	44,751,827
Warrants	1,225,962
Stock options:
Issued and outstanding	5,271,727
Available for grant	343,173

51,592,689

8. Income Taxes

Significant components of the Company’s deferred tax assets as of December 31, 2004 and 2005, are shown below. A valuation allowance of $21,420,000 has been recognized to offset the net deferred tax assets as of December 31, 2005, as realization of such assets is uncertain.

	December 31,
	2004	2005
Deferred tax assets:
Capitalized research and development expenses	$546,000	$576,000
Net operating loss carryforwards	13,133,000	14,075,000
Research and development and manufacturers’ investment credits	2,786,000	3,029,000
Deferred revenue	229,000	3,660,000
Other	59,000	178,000

Total deferred tax assets	16,753,000	21,518,000
Deferred tax liabilities	(288,000)	(98,000)

Net deferred tax assets and liabilities	16,465,000	21,420,000
Valuation allowance for deferred tax assets	(16,465,000)	(21,420,000)

Net deferred tax assets	$—	$—

At December 31, 2005, the Company had federal and California tax net operating loss carryforwards of approximately $36,632,000 and $21,830,000, respectively. These federal and state carryforwards will begin to expire in 2020 and 2012, respectively, unless previously utilized. The Company has federal research credit carryforwards of approximately $2,015,000, which will begin expiring in 2020 unless previously utilized, and state research credit carryforwards of $1,457,000, which carryforward indefinitely. The Company also has state manufacturers’ investment tax credit carryforwards of approximately $103,000, which will begin expiring in 2011.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and tax credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

9. Employee Benefit Plan

Effective January 1, 2001, the Company adopted a defined contribution 401(k) Plan covering substantially all employees that meet certain age requirements. Employees may contribute up to 60% of their compensation per year, subject to a maximum limit by federal law. The Company is not required to, and has not, matched any portion of the employee contributions through December 31, 2005.

10. Related-Party Transactions

For the three years ended December 31, 2005, two directors provided consulting services to the Company. Combined total payments for these services were $90,000, $90,000 and $90,000 for 2003, 2004 and 2005, respectively.

11. Selected Quarterly Data (Unaudited)

The following tables set forth certain unaudited quarterly information for each of the eight fiscal quarters in the two-year period ended December 31, 2005. This quarterly financial data has been prepared on a consistent basis with the audited financial statements and, in the opinion of management, includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. The Company’s quarterly operating results may fluctuate significantly as a result of a variety of factors and operating results for any quarter are not necessarily indicative of results for a full fiscal year or future quarters.

2005 Quarter Ended

	March 31	June 30	September 30	December 31
Total revenue	$1,279,167	$2,112,500	$2,112,500	$2,462,500
Operating expenses	3,778,238	4,580,174	4,486,564	7,059,994
Net loss attributable to common stockholders	$(3,498,930)	$(3,396,559)	$(3,340,814)	$(5,740,079)
Basic and diluted net loss per share attributable to common stockholders	$(1.12)	$(1.08)	$(1.03)	$(1.74)

2004 Quarter Ended

	March 31	June 30	September 30	December 31
Total revenue	$833,250	$921,000	$914,250	$882,525
Operating expenses	3,139,310	3,168,024	3,356,413	4,114,066
Net loss attributable to common stockholders	$(2,936,693)	$(2,873,078)	$(2,885,156)	$(4,253,794)
Basic and diluted net loss per share attributable to common stockholders	$(0.97)	$(0.93)	$(0.94)	$(1.38)